UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):
                         January 18, 2000

                 Commission File Number: 0-27713

               -----------------------------------
                          LITEWAVE CORP.
               -----------------------------------
          (Name of Small Business Issuer in its Charter)


Nevada,  U.S.A.                                        95-4763671
(State or other Jurisdiction                        (IRS Employer
of Incorporation or Organization)             Identification No.)


3300 NE 191st Street, Suite 1015, Aventura, Florida         33180
(Address of Principal Executive Offices)               (Zip Code)


Issuer's Telephone Number                          (305) 805-0344


                               N/A
       (Former name, former address and former fiscal year,
                  if changed since last report)

Item 5.  Other Items

     On January 18, 2000, LiteWave (the "Company") announced that it had agreed to terminate its interest in the assets, intellectual property, contacts and technology (the "Assets") acquired from International Communications and Equipment Inc. ("ICE"), a Nevada corporation, pursuant to the Technology Purchase and Assignment Agreement between the Company and ICE dated April 19, 1999 (the "April 19, 1999 Agreement"). Both parties agreed to rescind the April 19, 1999 Agreement. LiteWave will return the Assets to ICE, and LiteWave will not issue and the shareholders and principals of ICE will not receive, the 10,300,000 Restricted Shares that were to be issued pursuant to the April 19, 1999 Agreement. As a result of the rescission of the April 19, 1999 Agreement, LiteWave and ICE may both pursue any business activities they so choose, without interference from the other party.

     Additionally, an agreement has been reached between LiteWave and ICE whereby LiteWave will assign all its right, title and interest in its Russian Federation Joint Venture IP Telephony Project (the "Crosna Project"), in return for ICE agreeing to the following:

     1. Paying to LTWV a total of USD$1,100,000 from profits generated by the Crosna Project as reimbursement of costs incurred by LiteWave to date, at the rate of 20% of ICE's share of the Crosna Project profits earned, payable monthly.

     2. Paying to LiteWave a bonus of 10% of ICE's net profits earned (not including management bonuses) should the Crosna Project process 200,000,000 minutes of traffic in an eighteen month period commencing from the time of full operation, either within the Russian Federation, or originating from the Russian Federation to other countries.

     3. Paying any proceeds of lease funds or any return credit or sale proceeds for existing equipment toward the outstanding balance of the amount due pursuant to paragraph 1.

     4. Accepting any financial responsibility that LiteWave might have with respect to the project, and indemnifying LiteWave from any further responsibility for such claims by any or all of those parties.

     Additionally, Mr. Ken Martin has resigned as CEO and
Director of the Company. Mr. Michael Rogers has not accepted the position as President, and has resigned as Director, effective immediately. Mr. Harvey Lawson, B.Sc.Econ, MBA, has been appointed to the Board in their stead. Mr. Ian Lambert has been appointed President.

     The Company has agreed to a private placement in the amount of 2,000,000 restricted common shares to be issued at $0.625 per share for conversion of loans totaling $1,250,000 made to the Company by certain affiliates.

     Management will continue to pursue IP telephony communications projects, while evaluating other opportunities that become available to the Company.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



    /s/ Ian D. Lambert                   Dated: February 4, 2000
    Ian D. Lambert,
    President, Director